Exhibit 99.2

BriaCell Therapeutics Announces Closing of $8.5 Million Offering

Philadelphia & Vancouver, British Columbia – September 12, 2024 – BriaCell Therapeutics Corp. (Nasdaq: BCTX, BCTXW) (TSX: BCT) (“BriaCell” or the “Company”), a clinical-stage biotechnology company that develops novel immunotherapies to transform cancer care, today announced the closing of its previously announced best-efforts offering priced at-the-market under Nasdaq rules for 12,325,000 common shares. Each common share was sold at an offering price of $0.69 per share, for gross proceeds of approximately $8.5 million, before deducting placement agent fees and other offering expenses. All the shares in the offering were offered by the Company.

The Company intends to use the net proceeds from the offering for working capital requirements, general corporate purposes, and the advancement of business objectives.

ThinkEquity acted as sole placement agent for the offering.

The securities were offered and sold pursuant to the Company’s currently effective shelf registration statement on Form S-3 (File No. 333-276650), including a base prospectus, filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 22, 2024 and declared effective on January 31, 2024. The offering was made by means of a prospectus supplement and prospectus which have been filed with the SEC and available on the SEC’s website at www.sec.gov. You should read the applicable prospectus supplement and prospectus for more complete information about the Company and the offering. You may obtain these documents free of charge by visiting the SEC website at www.sec.gov. Alternatively, you may obtain copies by contacting ThinkEquity, 17 State Street, 41st Floor, New York, New York 10004.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About BriaCell Therapeutics Corp.

BriaCell is a clinical-stage biotechnology company that develops novel immunotherapies to transform cancer care. More information is available at https://briacell.com/.

Forward-Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements, including those about BriaCell replicating positive data in its ongoing Phase 3 study; BriaCell’s Bria-IMT™ regimen bringing relief to cancer patients whose medical needs remain unmet; and the Bria-IMT™ regimen becoming a therapeutic option for metastatic breast cancer patients, are based on BriaCell’s current expectations and are subject to inherent uncertainties, risks, and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully under the heading “Risks and Uncertainties” in the Company’s most recent Management’s Discussion and Analysis, under the heading “Risk Factors” in the Company’s most recent Annual Information Form, and under “Risks and Uncertainties” in the Company’s other filings with the Canadian securities regulatory authorities and the U.S. Securities and Exchange Commission, all of which are available under the Company’s profiles on SEDAR+ at www.sedarplus.ca and on EDGAR at www.sec.gov. Forward-looking statements contained in this announcement are made as of this date, and BriaCell Therapeutics Corp. undertakes no duty to update such information except as required under applicable law.

Neither the Toronto Stock Exchange nor its Regulation Services Provider (as that term is defined in the policies of the Toronto Stock Exchange) accepts responsibility for the adequacy or accuracy of this release.

Company Contact:

William V. Williams, MD

President & CEO

1-888-485-6340

info@briacell.com

Media Relations:

Jules Abraham

CORE IR

julesa@coreir.com

Investor Relations Contact:

CORE IR

investors@briacell.com